LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (the “Agreement”) is made as of June 3, 2013, by and between Converted Organics, Inc., a Delaware corporation (the “Company”), and the undersigned (the “Stockholder”) holder of common stock (the "Common Stock") of the Company.

WHEREAS, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) registering the resale of the shares of Common Stock issuable to the Stockholder and certain other persons pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, among the Company, Finjan, Inc., and COIN Merger Sub, Inc. (the “Merger Agreement”) and pursuant to the Exchange Agreement (as defined in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, immediately following the Merger (as defined in the Merger Agreement), the Company shall change its name to Finjan Holdings, Inc. through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware; and

WHEREAS, to facilitate the development of an orderly trading market in the Company’s Common Stock, the Company and the undersigned are entering into this Agreement which provides the circumstances under which the undersigned may sell or otherwise dispose of the Company’s securities.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

1. Prohibition on Sales or Transfers. Other than as set forth in Sections 2 or 3 below, the Stockholder hereby agrees that for a period (the “Lock-Up Period”) beginning on the date hereof and ending on the ten (10) month anniversary of the Effective Date, the Stockholder will not offer, sell, contract to sell, pledge, give, donate, transfer, or otherwise dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for Common Stock issued to the Stockholder by the Company (collectively, the “Lock-Up Shares”) or securities or rights convertible into or exchangeable or exercisable for any Lock-Up Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing (the “Lock-Up Agreement”).   As used herein, the "Effective Date" means the date the SEC declares the Registration Statement effective.

2. Post-Effective Date Release. Ten percent (10%) of the undersigned’s Lock-Up Shares shall be automatically released from the restrictions set forth in this Agreement (including, without limitation, Section 1) on the Effective Date and on each monthly anniversary of the Effective Date; provided, however, that until the six month anniversary of the Effective Time (as defined in the Merger Agreement) of the Merger (as defined in the Merger Agreement), the release of the undersigned’s Lock-Up Shares in accordance with this provision shall be suspended to the extent (but only to the extent) that the percentage of the undersigned's Lock-Up Shares that would be released pursuant to this provision but for this proviso would exceed the percentage of Exchange Shares of any Investor (each as defined in the Exchange Agreement) registered for resale pursuant to the Registration Statement.  Any Lock-Up Shares whose release is suspended pursuant to the immediately preceding proviso shall accrue and the suspension of the release of such shares shall automatically cease from and after the earlier of (x) the six-month anniversary of the Effective Time of the Merger and (y) the date on which the lowest percentage of Exchange Shares of any Investor registered for resale pursuant to the Registration Statement equals or exceeds the aggregate percentage of the undersigned’s Lock-Up Shares that are released pursuant to the immediately preceding sentence.

3. Allowable Sales During Lock-Up Period and Thereafter. Notwithstanding the terms of Section 1 above, during the Lock-Up Period the Stockholder may:

(a) Transfer Lock-Up Shares to the Company;

(b) Transfer Lock-Up Shares to one of the Stockholder’s Affiliated Entities (as defined below), so long as such Stockholder’s Affiliated Entity agrees in an additional written instrument delivered to the Company to be subject to the terms and conditions of this Agreement; and

(c) Transfer Lock-up Shares in open market sales at a per share sales price of $0.56 or above (subject to appropriate adjustment for any stock split, reclassification, recapitalization or other similar events).

As used in this Agreement “Affiliated Entities” shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly majority controlled by the Stockholder or his or her descendants or spouse, of which such Stockholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Company’s stock with terms substantially identical to this Agreement.

4. Application of this Agreement to Shares Sold or Otherwise Transferred. Except as otherwise provided herein, Lock-up Shares that are sold or otherwise Transferred in compliance with the requirements of this Agreement shall thereafter not be subject to the restrictions on sale or other Transfer contained in this Agreement.

5. Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock-Up Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall, and shall instruct its transfer agent to, reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise Transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

6. Consent or Approval of Company. Whenever the waiver, consent or approval of the Company is required herein or is desired to amend this Agreement or waive any requirement in this Agreement, such consent, approval, amendment or waiver may only be given by the Company if and when approved by a majority of the Company’s then independent directors; provided, however, that the independent directors may delegate this authority to executive officers of the Company if the Stockholder seeking or benefiting from the consent, approval, amendment or waiver is not serving as an officer or director of the Company.

7. Authority and Acknowledgement of Representation. The Stockholder represents and warrants to the Company that (i) the Stockholder has the power and authority to execute, deliver and perform this Agreement, that it has received adequate consideration therefor and (ii) the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

8. Legends on Certificates.

(a) All Lock-Up Shares owned by the Stockholder, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends (in addition to any other applicable legends otherwise required to be placed on such certificates pursuant to the Merger Agreement or otherwise):

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MAY BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

(b) The Company shall coordinate with the Company's transfer agent to replace the certificates representing the Lock-Up Shares with new certificates that do not contain the above legend (i) as soon as practicable following the expiration of the Lock-Up Period or (ii) as soon as practicable following the request of the Stockholder to remove such legend from a number of shares equal to the number of shares for which the restrictions hereunder have been released in accordance with Section 2 above or (iii) upon a sale of such shares pursuant to Section 3(c) above.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

10. Notices. Any notices and other communications given pursuant to this Agreement shall be in writing and shall be effective upon delivery by hand or on the fifth (5th) day after deposit in the mail if sent by certified or registered mail (postage prepaid and return receipt requested) or on the next business day if sent by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by facsimile (with immediate electronic confirmation of receipt in a manner customary for communications of such type). Notices are to be addressed as follows:

If to the Company, to:

Finjan Holdings, Inc.
261 Madison Avenue
New York, NY  10016

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If to the Stockholder, to the address listed on the Company’s books and records or such other address specified in writing by the Stockholder.

11. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

12. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof.  This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

13. Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

14. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

CONVERTED ORGANICS, INC.

By:
Name
Title

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SIGNATURE PAGE FOR STOCKHOLDER FOLLOWS]

LOCK-UP AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Lock-Up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Stockholder:

By:
Name
Title

LOCK-UP AGREEMENT